Exhibit 99.2

                            JOINT FILERS' INFORMATION


Designated Filer:  Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:      Altus Pharmaceuticals, Inc. (ALTU)
Dates of Event Requiring Statement:  April 16, 2009, April 17, 2009 and
                                     April 20, 2009

1.   Name:     Warburg Pincus Partners, LLC
     Address:  466 Lexington Avenue
               New York, NY 10017

2.    Name:    Warburg Pincus LLC
      Address: 466 Lexington Avenue
               New York, NY 10017

3.    Name:    Warburg Pincus & Co.
      Address: 466 Lexington Avenue
               New York, NY 10017